                              STAND-STILL AGREEMENT


         THIS AGREEMENT dated May 31, 2002 by and between ROBERT J. AMBROSI ("Ambrosi"), residing at 1401 Broad Street, Clifton, NJ 07013 and ARC PROPERTIES, INC., ("ARC") with an office at 1401 Broad Street, Clifton, NJ 07013 (together sometimes referred to herein as "Warrant-Holder") and CEDAR INCOME FUND, LTD., a Maryland corporation, with offices at 44 South Bayles Avenue, Port Washington, NY 11050 ("CIF");

                                   WITNESSETH:

         WHEREAS, ARC has acquired warrants (the "Warrants") to purchase operating partnership units (the "Operating Partnership Units") in Cedar Income Fund Partnership L.P. (the "Partnership"), which are redeemable for shares of Common Stock of CIF ("Shares") in accordance with the terms of the partnership agreement of the Partnership;

         WHEREAS, CIF is a real estate investment trust, qualified as such under the applicable provisions of the Internal Revenue Code and would lose its qualification as a real estate investment trust in the event that five or fewer (individual) shareholders own in the aggregate, directly or indirectly, more than 50% of its stock;

         WHEREAS, CIF is a corporation whose shares are listed on the NASDAQ (Small Cap) Stock Market and is subject to the applicable provisions of the Securities Act, the Securities and Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission and NASDAQ, and Warrant-Holder will be required to effect certain filings pursuant to those laws, rules and regulations with respect to the purchase of a substantial ownership interest;

         WHEREAS, CIF believes it to be in its best interests and in the best interest of its shareholders to avoid a possible adverse holding or change of control involving a shareholder or operating partnership unit-holder whose interests may or may not coincide with those of CIF and its shareholders;

         WHEREAS, CIF wishes to limit any sale of the Warrants, Operating Partnership Units and/or the stock of CIF held by Warrant-Holder to avoid undue harm to shareholders and CIF or undue disruption of trading in CIF's stock; and

         WHEREAS, Warrant-Holder wishes to establish a long-term positive relationship with CIF, its directors and its management, and has agreed to enter into certain "standstill" arrangements pursuant to which it will undertake, among other things, to acquire no substantial additional Operating Partnership Units or stock of CIF or to sell or otherwise dispose of the Warrants, Operating Partnership Units or CIF stock without approval of CIF's Board of Directors;

         NOW, THEREFORE, the parties hereto hereby, for good and valuable consideration, the receipt of which is hereby acknowledged, have entered into this Agreement.

         1. Restriction on Certain Actions. During the term of this Agreement, Warrant-Holder, without the prior consent of CIF's Board of Directors, will not, nor will he or it permit any affiliate (as such term is defined in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (the "Act")) of Warrant-Holder, to:

                  (a) acquire (other than through stock splits or stock dividend), directly or indirectly or in conjunction with or through any other person, by purchase or otherwise, beneficial ownership of any additional Shares or any other securities of CIF entitled to vote generally for the election of directors ("Voting Securities"), Warrants or Operating Partnership Units or any right or option to acquire additional Operating Partnership Units or Shares;

                  (b) directly or indirectly or through any other person, solicit proxies with respect to Voting Securities under any circumstance; or become a "participant" in any "election contest" relating to the election of directors of CIF (as such terms are used in Rule 14a-11 of Regulation 14A under the Act);

                  (c) deposit any Voting Securities in a voting trust, or subject any Voting Securities to a voting or similar agreement;

                  (d) directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for CIF's Voting Securities made by any other person or entity without the prior written approval of CIF, or engage in any proxy solicitation or any other activity with any other person or entity relating to CIF without the prior approval of CIF;

                  (e) take any action alone or in concert with any other person to acquire or change the control of CIF or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of CIF; or

                  (f) sell, transfer, pledge or otherwise dispose of or encumber any Warrants, Operating Partnership Units or Voting Securities except (i) as set forth in Section 2 hereof, (ii) by operation of law, provided that the transferee agrees to be bound by all the provisions of this Agreement.

         2. Sale of Voting Securities. During the term of this Agreement, Warrant-Holder may sell all or part of his or its holding of Voting Securities as follows:

                  (a) in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, as amended, in unsolicited brokerage transactions effected on a national securities exchange or in the over-the-counter market; or

                  (b) otherwise through a broker-dealer, provided that not more than the number of Voting Securities which, when added to the number of Voting Securities held by the four (4) largest shareholders equals 50% of the Voting Securities outstanding, are placed with any one person or group. Warrant-Holder shall give CIF prior written notice of any proposed sale pursuant to this paragraph.

                  (c) If sales are to be made pursuant to subdivision (a) or (b) above, they shall be made in accordance with Rule 144 if applicable and in such a manner as to effect as wide a distribution of the Voting Securities as reasonably practicable.

         3. Voting of Voting Securities. During the term of this Agreement,

                  (a) Warrant-Holder shall vote all Voting Securities owned by him or it or their affiliates on any matters proposed by the Board of Directors and presented to CIF's stockholders; provided, however, that Warrant-Holder shall not vote any Voting Securities owned by him or it or their respective affiliates in favor of nominees for directors of CIF if such nominees have not been nominated by the Board of Directors.

                  (b) Warrant-Holder and his or its affiliates shall cause their Voting Securities to be duly represented, in person or by proxy, at each meeting of stockholders of CIF duly called by the Board of Directors.

         4. Term. Subject to the provisions of Section 5 hereof, the term of this Agreement shall be for a period of five (5) years commencing on the date hereof;

         5. Termination of Restrictions. The restrictions on sale of Voting Securities contained in Sections 1(f) and 2 hereof shall terminate in any of the following events:

                  (a) a person or group of persons unaffiliated with Warrant-Holder shall make an offer to purchase a number of shares of Common Stock or other Voting Securities which would entitle such person or persons to vote a majority of the Voting Securities of CIF and a majority of the members of the Board of Directors of CIF does not oppose such offer or recommend against acceptance thereof by the shareholders of CIF; or

                  (b) CIF shall enter into an agreement with any party providing for an offer to be made to purchase shares of Common Stock of CIF and a majority of the Board of Directors approves or recommends acceptance of such tender offer; or

                  (c) CIF enters into an agreement calling for the merger or consolidation of CIF with or into any other corporation in which CIF shall not be the survivor or in which CIF's outstanding capital stock shall be converted into cash or other property and notice of a meeting of shareholders called for approval of such merger agreement shall be given; provided, however, that Warrant-Holder shall not thereafter effect any sale or disposition of Voting Securities in such manner as to materially change the terms of the proposed merger; or

                  (d) there shall occur the election or appointment to the Board of Directors of CIF at any time or from time to time of a number of persons equal to or greater than a majority of the number of members of the Board of Directors of CIF in opposition to nominees of the Board of Directors of CIF or without the approval or consent of the majority of the Board of Directors of CIF.

         6. Legend and Stop Transfer Order.

            (a) Warrant-Holder agrees:

                (i) to the placement of the following legend on each certificate representing Voting Securities (and Operating Partnership Units, as applicable) owned by Warrant-Holder of any affiliate:

         "The shares evidenced by this certificate are subject to, and may be sold, transferred or otherwise disposed of only upon compliance with, the terms and the provisions of a certain Agreement by and between Robert Ambrosi, ARC Properties, Inc. and Cedar Income Fund, Ltd., a copy of which is on file and may be examined at the office of the Secretary of Cedar Income Fund, Ltd."

                (ii) That CIF may give stop transfer orders to its transfer agent with respect to the Shares.

            (b) The transfer of any Voting Securities (or Operating Units or Warrants) which are sold in contravention of the provisions of this Agreement shall not be registered on the books of CIF, and no person to whom any such sale is made shall be recognized as the holder of such Voting Securities (or Operating Units or Warrants) or acquire any voting, dividend or other rights in respect thereof.

            (c) At any time after the termination of this Agreement and, during the term of this Agreement, so long as Warrant-Holder is not in default hereunder, Warrant-Holder may submit certificates bearing the legend set forth in (a) above to the Company's transfer agent and CIF agrees to have such transfer agent promptly exchange such certificates for new certificates without any legend. If the Warrant-Holder has the right to have the legend removed from the certificate following the sale of the Shares represented thereby, CIF agrees to have its transfer agent promptly issue a new certificate to the purchaser without any legend thereon.

         7. Specific Enforcement. The parties hereto recognize and agree that, in the event that any of the terms of Sections 1, 2 and 3 were not performed in accordance with their specific terms or were otherwise breached, immediate irreparable injury would be caused, for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure by any party to perform its obligations hereunder, any other party shall be entitled to specific performance through injunctive relief to prevent breaches of the terms of such sections and to specifically enforce such sections and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the party may be entitled, at law or in equity.


         8. Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties hereto or otherwise bound hereby, whether or not any such person is a party hereto. Except as otherwise expressly provided for herein, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including without limitation any stockholder of CIF, other than the parties hereto.

                  (b) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. However, a party may waive in writing any condition to the obligations of another party hereunder.

                  (c) Notices. All notices hereunder shall be given as set forth in the Warrant between Cedar Income Fund Partnership, L.P. and the Warrant-Holder.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the Sate of New York without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.


WITNESS:                                     ARC PROPERTIES, INC.


                                             By: /s/ Robert J. Ambrosi
--------------------------------                 -------------------------------
                                                 Name:  Robert J. Ambrosi
                                                 Title: President


                                                 /s/ Robert J. Ambrosi
--------------------------------                 -------------------------------
                                                 Robert J. Ambrosi


                                                 CEDAR INCOME FUND, LTD.


                                                 By: /s/ Leo S. Ullman
--------------------------------                 -------------------------------
                                                 Name:  Leo S. Ullman
                                                 Title: President